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     As filed with the Securities and Exchange Commission on April 9, 1998

                                             Registration Statement No. 33-90704
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             SUMMIT PROPERTIES INC.
             (Exact name of Registrant as specified in its charter)

                Maryland                                    56-1857807
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)


                        212 South Tryon Street, Suite 500
                         Charlotte, North Carolina 28281
                                 (704) 334-9905

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         -------------------------------

                               William F. Paulsen
                      President and Chief Executive Officer
                             Summit Properties Inc.
                        212 South Tryon Street, Suite 500
                         Charlotte, North Carolina 28281
                                 (704) 334-9905

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    copy to:

                              David W. Watson, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------


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        On March 28, 1995 the Registrant registered 500,000 shares of its common stock, par value $0.01 (the "Common Stock") to be offered pursuant to the Registrant's Dividend Reinvestment and Stock Purchase Plan (the "Original
Plan"). Of the 500,000 shares of Common Stock originally registered pursuant to this registration statement on Form S-3 (the "Original Registration Statement"), 417,436.0263 remain unissued under the Original Plan.

        The Registrant intends to continue to offer to existing and prospective shareholders a Dividend Reinvestment and Stock Purchase Plan and on October 24, 1997 filed a registration statement on Form S-3 (the "New Registration Statement") to register 1,500,000 shares of Common Stock to be offered under a new Dividend Reinvestment and Stock Purchase Plan (the "New Plan"). The New Registration Statement became effective on November 5, 1997.

        Registrant files this Post-Effective Amendment No. 1 to the Original Registration Statement to remove from registration those 417,436.0263 shares of Common Stock which remain unissued under the Original Plan.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on this 9th day of April, 1998.

                                 SUMMIT PROPERTIES INC.

                                 By:   /s/ William F. Paulsen
                                       --------------------------------------
                                       William F. Paulsen
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person listed below has signed this registration statement in their capacity as an officer or director of Summit properties Inc., on behalf of Summit Properties Inc.

              Signature                  Title                        Date

             *                  Chairman of the Board of        April 9, 1998
-----------------------------   Directors
William B. McGuire, Jr.

/s/ William F. Paulsen          President, Chief Executive      April 9, 1998
-----------------------------   Officer and Director
William F. Paulsen

             *                  Executive Vice President and    April 9, 1998
-----------------------------   Chief Financial Officer
Michael L. Schwarz

             *                  Director                        April 9, 1998
-----------------------------
Henry H. Fishkind

             *                  Director                        April 9, 1998
-----------------------------
James H. Hance, Jr.

             *                  Director                        April 9, 1998
-----------------------------
Nelson Schwab III

             *                  Director                        April 9, 1998
-----------------------------
John Crosland, Jr.


*By: /s/ William F. Paulsen
     ------------------------
     William F. Paulsen
     Attorney-in-Fact


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